Exhibit 99.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is dated as of January 8, 2008, by and between ANPATH GROUP, INC., a Delaware corporation, as borrower (“Borrower”) and ANPG LENDING LLC, a Delaware limited liability company, as lender (“Lender”).

RECITALS

WHEREAS, Borrower desires that Lender extend a loan to Borrower, the proceeds of which will be used by Borrower to, among other things, repurchase certain shares of common stock of the Borrower (the “Common Stock”) and for working capital purposes; and

WHEREAS, Borrower desires to secure its Obligations under the Loan Documents by granting to Lender a Lien upon all of Borrower’s Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

SECTION 1 DEFINITIONS

1.1

Certain Defined Terms.  The following terms used in this Agreement shall have the following meanings:

“Accounts” means all of Borrower’s now existing and future accounts (as defined in the UCC).

“Additional Advance” has the meaning assigned to such term in Section 2.1.

“Advance” has the meaning assigned to such term in Section 2.1.

“Affiliate” means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with Borrower; (b) directly or indirectly owning, controlling or holding five percent (5%) or more of any equity interest in Borrower; (c) five percent (5%) or more of whose voting stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or (d) which has a senior executive officer who is also a senior executive officer of Borrower.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

“Agreement” means this Loan and Security Agreement as amended, restated, supplemented or otherwise modified from time to time.

“Asset Disposition” means the disposition, in any transaction or series of related transactions, whether by sale, lease (including any disposition in connection with a sale-lease back or synthetic lease transaction), transfer, loss, damage, destruction, condemnation or otherwise, of all, or substantially all, of the assets of Borrower (whether such assets are now owned or hereafter acquired) or which has the effect of selling or otherwise disposing of the whole or a major part of the business or operations of Borrower, in each case, whether or not consideration therefore consists of cash, securities or other assets owned by the acquiring Person, except where such disposition is made to an Affiliate of Borrower.

“Borrower” has the meaning assigned to that term in the preamble to this Agreement.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are permitted to be closed.

“Capitalized Lease” means: (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the Borrower, and (b) any other such lease, the obligations under which are capitalized on the balance sheet of the Borrower.

“Capital Stock” means any and all capital stock, membership, partnership or other equity interests of the Borrower.

“Change of Control” means  at any time, (i) the current shareholders of Borrower shall cease to beneficially own and control, directly or indirectly on a fully diluted basis, sixty-six percent (66%) of the issued and outstanding Common Stock of Borrower or (ii) any Person or group other than the current shareholders of Borrower shall have the right to elect a majority of the seats on Borrower’s board of directors, but excluding any changes resulting from bona fide venture capital financing and public offerings of Capital Stock.

“Closing Date” means January 8, 2008.

“Collateral” means, collectively, any and all assets of Borrower on which a Lien in favor of Lender has been created and/or granted to secure the Obligations under the Loan Documents.

“Commission” means the Securities and Exchange Commission.

“Confidential Information” has the meaning assigned to that term in Section 8.15.

“Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Documents of Title” means all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower and its Subsidiaries or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower and its Subsidiaries and/or any current or former ERISA Affiliate.

“EPA” shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

“Equipment” means all equipment, whether now owned or hereafter acquired (as defined in the UCC), including, without limitation (whether or not included in the UCC definition of “equipment”), all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions, accessories, motors, engines, and accessions thereto and replacements therefor and all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” as applied to the Borrower and its Subsidiaries, means any Person who is a member of a group which is under common control with the Borrower and its Subsidiaries, who together with the Borrower and its Subsidiaries is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

“Event of Default” means any of the events set forth in Section 7.1.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“General Intangibles” means all of Borrower’s “general intangibles” as defined in the UCC, now owned or hereafter acquired, including, without limitation (whether or not included in the UCC definition of “general intangibles”), all of Borrower’s then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of Borrower of every kind and nature, including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, plans, specifications, trade secrets, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to Borrower from any Employee Benefit Plan, rights and claims against carriers and shippers, rights to indemnification, and business interruption, property, casualty or any similar type of insurance and any proceeds thereof, and all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means without duplication:  (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of Borrower upon which interest charges are customarily paid, (d) all obligations of Borrower under conditional sale or other title retention agreements relating to property acquired by Borrower, (e) all obligations of Borrower in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and excluding installments of premiums payable with respect to policies of insurance contracted for in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by Borrower, whether or not the Indebtedness secured thereby has been assumed, (g) all guaranties or endorsements by Borrower of others, (h) all obligations under Capitalized Leases of Borrower attributable to the payment of principal, (i) all obligations, contingent or otherwise, of Borrower as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of Borrower in respect of bankers’ acceptances.

“Intellectual Property” means all present and future (a) designs, patents, patent rights and applications therefor, licenses rights, fees, and royalties with respect thereof; (b) trademarks, service marks, trade names and registrations and applications therefore, licenses, fees and royalties with respect thereof; (c) copyrights, renewals and all applications and registrations therefor, licenses, fees and royalties with respect thereof, (d) software or computer programs, trade secrets, methods, processes, know-how, drawings, specifications, and descriptions, and (e) all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, (f) all goodwill associated with any of the foregoing described in subsections (a) – (e), and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

“Inventory” means all “inventory” as defined in the UCC including, without limitation (whether or not included in the UCC definition of “inventory”), all of Borrower’s then owned or existing and future acquired or arising:  (a) inventory, merchandise, goods and other personal property intended for sale or lease or for display or demonstration; (b) inventory and any portion thereof that may be returned, rejected, reclaimed or repossessed by either Lender or Borrower; (c) work in process; (d) raw materials and other materials and supplies, goods, incidentals, packaging materials and labels of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business; (e) documents evidencing, and General Intangibles relating to, any of the foregoing; and (f) all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Lender” has the meaning assigned to that term in the preamble to this Agreement.

“Lender’s Prior Warrants” has the meaning set forth in the definition of “Securities Purchase Agreement” in this Section 1.1.

“Liabilities” shall have the meaning given that term in accordance with GAAP and shall include all Indebtedness.

“Lien” means any lien (whether statutory or otherwise), mortgage, deed of trust, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan” means the unpaid balance of the Loan made pursuant to Section 2.1.

“Loan Documents” means this Agreement, the Notes, the Repurchase Agreement and all other instruments, documents, guaranties and agreements executed by or on behalf of Borrower and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loan or any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

“Material Adverse Effect” means a material adverse effect upon (a) the businesses, operations, properties, assets or condition (financial or otherwise) of the Borrower, (b) the ability of Borrower to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral, or (d) the ability of Lender to enforce or collect any of the Obligations.

“Maturity Date” has the meaning assigned to such term in Section 2.2.

“Milestone” has the meaning assigned to such term in Section 3.1(E).

“Note” means each of the 7% senior secured convertible notes of Borrower, in the form attached hereto as Exhibit A, evidencing each Advance made by the Lender to the Borrower pursuant to Section 2.1 and Section 2.2 hereof and any amendment and restatement thereof.  The Notes shall be convertible into shares of Common Stock on the terms and conditions set for in the Note.

“Obligations” means all obligations (including the full and faithful discharge of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrower under the Loan Documents), liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents including the principal amount of the Loan and accrued and unpaid interest, now and/or from time to time hereafter owing, due or payable.

“Permitted Encumbrances” means the following types of Liens:

(A)

Liens securing the Obligations;

(B)

Liens for taxes, assessments or other governmental charges the payment of which is not yet due and payable or is being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, provided, that such liens shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such Liens and a stay of enforcement of any such Liens shall be in effect;

(C)

Liens imposed by law, such as carrier’s, warehousemen’s, mechanic’s, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore, and, in the case of judgment Liens that have been stayed or bonded, a reserve or other appropriate provision, if any, as required by GAAP shall have been made therefor;

(D)

Liens arising under Capitalized Leases or securing purchase money Indebtedness in favor of a seller of Equipment, if and only if the Lien is confined to the property and improvements and the proceeds of the Equipment so purchased;

(E)

deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases (if the leases permit granting Lender a security interest), contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

(F)

easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially adversely impair the value of such property or its use by Borrower in the normal conduct of its business; and

(G)

other Liens permitted to be incurred by Borrower pursuant to the terms of this Agreement or any other Loan Document.

“Permitted Indebtedness” means (i) Borrower’s indebtedness to Lender under this Agreement or any of the other Loan Documents; (ii) Borrower’s outstanding Indebtedness as of the date of this Agreement as listed on Schedule I; (iii) indebtedness to trade creditors incurred in the ordinary course of business on ordinary trade terms and accrued expenses incurred in the ordinary course of business; (iv) indebtedness (including Capitalized Leases) incurred for the purpose of financing all or any part of the acquisition costs of Equipment; and (v) any extension, renewal or refinancing of the indebtedness described in clause (iv) above, provided that the principal amount and interest rate on such indebtedness may not be increased.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Registrable Shares” has the meaning assigned to such term in Section 2.7(A).

“Repurchase Agreement” means that certain Repurchase Agreement dated as of January 8, 2008, by and between Borrower and Lender pursuant to which the Borrower shall repurchase 250,000 shares of Common Stock and three Lender’s Prior Warrants from Lender for $625,000, which funds shall be obtained by the Borrower from the Lender pursuant to this Agreement as the First Advance.

“Restricted Payment” means:  (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Capital Stock of the Borrower now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared or distribution made, (b)  any redemption or repurchase of Capital Stock or Indebtedness of the Borrower now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of Borrower now or hereafter outstanding.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of March 19, 2007 by and among MV Nanotech Corp. (“MV”), Lender and (solely with respect to Sections 4 and 8 of the Securities Purchase Agreement), the Borrower, pursuant to which Lender acquired from MV four warrants, each to purchase up to 250,000 shares of Common Stock (1,000,000 shares in the aggregate), at an exercise price of $2.50 per share as listed on Schedule II (collectively, the “Lender’s Prior Warrants”).

“Subsidiary” means, if applicable, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock, membership interests (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person (or any of its other Subsidiaries).

“Taxes” means all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments, and all interest, penalties and similar liabilities relating thereto, which are or may be due by Borrower with respect to its business, operations, Collateral or otherwise.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

“Warrants” means the Common Stock purchase warrants of the Borrower to be issued to the Lender in connection with the making of Advances, pursuant to Section 2.6 of this Agreement.  A form Warrant is attached hereto as Exhibit B.

1.2

Accounting Terms.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

1.3

Other Definitional Provisions.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; except as otherwise indicated (e.g., by references to agreements “as in effect as of the date hereof” or words to that effect), references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2 LOAN AND COLLATERAL

2.1

Loan.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make Loans to Borrower in the aggregate principal amount of up to Two Million Dollars ($2,000,000), subject to and on the terms and conditions set forth herein.  The Loan shall be funded in a series of installments pursuant to the terms and conditions of this Agreement (each an “Advance”) as follows:

(A)

Closing Date Advances.  On the Closing Date, and subject to the conditions set forth in Section 3.1(A) through (D) hereof, Lender shall make the following aggregate principal amount Advances to Borrower: (i) Six Hundred Twenty Five Thousand Dollars ($625,000) (the “First Advance”), (ii) Three Hundred Seventy Five Thousand Dollars ($375,000) (the “Second Advance”), subject to the deduction set forth in Section 2.3(B) below.  In addition, on the Closing Date, and subject to the conditions set forth in Section 3.1(A) through (E) hereof, Lender shall make a third Advance in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) (the “Third Advance”).

(B)

Additional Advances.  Subject to the conditions set forth in Section 3.2, Lender has agreed to make up to two (2) additional Advances (each an “Additional Advance”) to Borrower.  Each Additional Advance shall be up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000) for an aggregate principal amount of up to an additional Five Hundred Thousand Dollars ($500,000).

2.2

Notes.  Each Advance made by Lender to Borrower, pursuant hereto will be evidenced by a Note to be executed by Borrower before or concurrently with Lender’s disbursement of such Advance.  Each Advance hereunder shall be due and payable in full on the date that is eighteen (18) months after the date of the Note evidencing such Advance (the “Maturity Date”). On or prior to the (i) Closing Date, Borrower shall execute and deliver to Lender the Notes evidencing the First Advance and the Second Advance, and (ii) the date upon which each Additional Advance is made, if any, Borrower shall execute and deliver to Lender additional Notes evidencing each Additional Advance.

2.3

Use of Proceeds.  The proceeds of the Loan shall be used expressly as follows:

(A)

First Advance.  The First Advance shall be used to repurchase 250,000 shares of Common Stock from Lender at a price of $2.50 per share for an aggregate repurchase price of $625,000 pursuant to the terms of the Repurchase Agreement.

(B)

Second Advance and Additional Advances.  Other than up to $30,000 of documented legal fees and expenses of Andrews Kurth LLP, counsel to the Lender, incurred in connection with the preparation of the Loan Documents, which will be paid directly to Andrews Kurth LLP by the Lender but which amount shall be reduced from the Second Advance amount paid to Borrower, the Second Advance and each Additional Advance shall be used by Borrower for general corporate and working capital purposes.

2.4

Interest.

(A)

Rate of Interest.  The Loan shall bear interest at the rate of seven percent (7.0%) per annum.

(B)

Computation and Payment of Interest.  Interest on each Advance shall not be compounded and shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.  With respect to each Advance, interest shall commence on the date of each Note evidencing the Advance and shall be due and payable to the Lender on the Maturity Date of each Advance.  In computing interest, the date of funding of each Advance shall be included and the date of payment of each Advance shall be excluded.  Interest shall be payable on the first calendar day of each month.

2.5

Payments and Prepayments.

(A)

Manner and Time of Payment.  All payments made by Borrower with respect to the Obligations shall be made by wire transfer in United States Dollars to Lender’s account, without deduction, defense, setoff or counterclaim.  Lender shall wire all Advances to the Borrower as provided in Schedule III, annexed hereto, unless the Borrower sends Lender a Notice of Change of Wire Instructions.

(B)

Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

(C)

Voluntary Prepayment.  Borrower, so long as an Event of Default defined in Section 7.1(B) or Section 7.2(C) has not occurred and is not continuing, shall have the right to prepay, at any time and from time to time after the date hereof, without penalty or premium all or any portion of the outstanding balance of the Loan, provided that (i) each such prepayment shall be accompanied by payment of interest to date of payment on the amount prepaid and (ii) Borrower provides written notice to Lender of its election to exercise to prepay all or any portion of the Loan at least fifteen (15) days prior to such prepayment.

(D)

Mandatory Repayment.  In the event of the occurrence of (i) an Event of Default, or (ii) a Change of Control of Borrower, then the outstanding balance of the Loan plus accrued and unpaid interest and all other amounts then due and owing hereunder or under any other of the Loan Documents, shall be due and payable.

2.6

Warrants.

(A)

Warrants.  Subject to the limitations and restrictions set forth in Section 2.6(B) hereof, as partial consideration for Lender making Advances to the Borrower, the Borrower shall issue to Lender at each closing of an Advance, pursuant to the terms of this Agreement, Warrants to purchase up to an aggregate of one million (1,000,000) shares of Common Stock, on a pro-rata basis, as provided exclusively as set forth in Section 2.6(B) and Section 2.6(C) of this Agreement.

(B)

Number of Warrants To Be Issued With Each Advance.  Subject to the limitations set forth in Section 2.6(C) of the Agreement, the exact number of Warrants to be issued to the Lender by the Borrower at each closing of an Advance shall be based upon the aggregate principal amount of the Advance so made.  The actual number of Warrants so issued at each closing shall equal the product of (i) 1,000,000, multiplied by (ii) a fraction of which (a) the numerator shall be the principal amount of the particular Advance, and (b) the denominator shall be 2,000,000.  For example, with respect to the (i) $625,000 principal amount First Advance, the Borrower shall issue to the Lender Warrants to purchase 312,500 shares of Common Stock (ii) $375,000 principal amount Second Advance, the Borrower shall issue to the Lender Warrants to purchase 187,500 shares of Common Stock, and (iii) $500,000 Third Advance Borrower shall issue to the Lender Warrants to purchase 250,000 shares of Common Stock in each case as determined as follows:

1,000,000 x (625,000/2,000,000) = 312,500;

1,000,000 X (375,000/2,000,000) = 187,500;

1,000,000 x (500,000/2,000,000) = 250,000.

(C)

Limitations on Warrant Issuances.  Notwithstanding anything to the contrary provided herein or elsewhere, Warrants to be issued pursuant to Section 2.6 hereof shall in no event exceed Warrants to purchase 1,000,000 shares of Common Stock.

(D)

Repurchase of Warrants Previously Issued to Lender by Borrower.  Pursuant to the terms and conditions of the Repurchase Agreement, Borrower shall repurchase from Lender, in addition to the 250,000 shares of Common Stock, Lender’s Prior Warrants, exercisable to purchase up to 750,000 shares of Common Stock.  In connection therewith and as additional consideration for the making of Advances by the Lender to the Borrower, pursuant to and subject to the terms of the Repurchase Agreement, the Borrower shall issue to Lender, in addition to the Warrants issued in connection with Advances, new warrants (the “New Warrants”) which shall have such terms as provided in the Repurchase Agreement.

2.7

Registration Rights.

(A)

As used herein, “Registrable Shares” shall mean shares of Common Stock (i) issued or issuable upon the conversion of Notes issued to and held by the Lender, (ii) issued or issuable upon the exercise of Warrants issued to and held by the Lender pursuant hereto and (iii) issuable upon the exercise of New Warrants issued to and held by Lender, provided, however, that any such shares of Common Stock deemed Registrable Shares in accordance herewith shall cease to be Registrable Shares (i) upon the sale of such shares pursuant to a registration statement, (ii) upon the sale of such securities pursuant to Rule 144 promulgated under the Securities Act, or (iii) on the date on which all Registrable Shares held by Lender may be sold under Rule 144(k) of the Securities Act without any limitations.

(B)

Demand Registration.  If, at any time following the date immediately after Borrower has delivered to Lender a Note evidencing an Additional Advance, the Borrower shall receive a written request from Lender to register for resale all or part of the Registrable Shares, the Borrower shall, as promptly as practicable after such request, prepare and file with the Commission a registration statement sufficient to permit the resale of the Registrable Shares and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable: provided, however, that the Borrower shall only be obligated to prepare, file and use its best efforts to cause to become effective, one such registration statement in any twelve (12) month period.  The Borrower may, in its sole discretion, allow additional shares of Common Stock to be included in such registration statement.

(C)

Piggyback Registration.  If the Borrower proposes to register any of its shares of Common Stock under the Securities Act (other than a registration on Form S-8, Form S-4 and/or any similar and/or successor forms) the Borrower shall promptly give Lender at least 10 calendar days prior written notice of such registration and include upon written request of the Lender the Registrable Shares in such registration statement provided such Registrable Shares are not then currently registered for resale.  Such registration rights under this Section 2.7(C) shall terminate on the earlier to occur of (i) the date on which all Registrable Shares held by Lender may be sold under Rule 144(k) of the Securities Act without any limitations, and (ii) when all such Registrable Shares have been sold.

(D)

Selling Shareholder Questionnaire.  As a condition precedent to the Borrower including the Registrable Shares in a resale registration statement, the Lender shall have completed, executed and dated the Borrower’s form of Selling Shareholder Questionnaire annexed hereto as Exhibit C.

2.8

Grant of Security Interest.  To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby assigns and grants to Lender, a continuing first priority Lien, subject only to Permitted Encumbrances, in and to all right, title and interest of Borrower in all assets and properties of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located, including the proceeds thereof (all being collectively referred to as the “Collateral”), and including, without limitation, the following property of Borrower:

(i)

Accounts;

(ii)

Deposit Accounts (as defined in the UCC);

(iii)

Documents of Title;

(iv)

Equipment;

(v)

General Intangibles;

(vi)

Inventory;

(vii)

Investment Property; and

(viii)

Intellectual Property.

Borrower represents, warrants and covenants that the security interest granted herein is and shall at all times continue to be a first-priority security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lender’s Lien under this Agreement).  If Borrower shall acquire a commercial tort claim, Borrower shall notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

2.9

Preservation of Collateral and Perfection of Security Interests Therein.  Borrower shall, at Lender’s reasonable request, at any time and from time to time, execute and deliver to Lender within ten (10) days of such request, such financing statements, documents and other agreements and instruments and do such other acts and things as Lender may deem reasonably necessary in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other Liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Encumbrances) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral.

2.10

Possession of Collateral and Related Matters.  Until an Event of Default has occurred and is continuing, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower’s business, to (a) sell or lease any of Borrower’s Inventory normally held by Borrower for any such purpose, (b) use and consume any raw materials, work-in-process or other materials normally held by Borrower for such purpose, or (c) dispose of any obsolete or excess equipment in the ordinary course of business; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of any debt owed by Borrower.

2.11

Release of Security Interests.  If this Agreement is terminated, Lender’s Lien shall continue until the Obligations are repaid in full in cash.  Upon the indefeasible payment and satisfaction in full of the Obligations, Lender shall release all liens and security interests granted by Borrower by execution and/or delivery of appropriate documentation, including, but not limited to, UCC termination statements, (A) within three (3) Business Days of such payment or (B) concurrently with such payment if Borrower gives three (3) Business Days advance notice of such payment.

SECTION 3 CONDITIONS TO  LOAN

3.1

Conditions.  The obligation of Lender to make the First Advance and Second Advance on the Closing Date and subsequent Advances are subject to satisfaction or waiver of each of the conditions set forth below:

(A)

Closing Deliveries.  Lender shall have received this Agreement, executed by the Borrower and the Notes and Warrants for the First Advance, Second Advance and Third Advance, all executed by the Borrower.

(B)

Security Interests.  Lender shall have received reasonably satisfactory evidence that all security interests and Liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute valid first-priority Liens on the Collateral, with priority over all other Liens subject only to Permitted Encumbrances.

(C)

Representations and Warranties.  The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

(D)

No Event of Default.  No Event of Default has occurred or is continuing.

(E)

Milestones.  Lender shall have received notice from the Borrower, as certified by the President of Borrower and approved by the Board of Directors of Borrower of (i) Borrower’s completion of its initial shipment of EnviroTru; and (ii) Borrower’s completion of its initial shipment of an animal care product (Equine Tru).

3.2

Conditions to Additional Advances.  The obligation of Lender to Advance one or more Additional Advances is subject to satisfaction of each of the conditions set forth below:

(A)

Request for Additional Advance.  Lender shall have received from Borrower at least five (5) days prior written notice requesting the advance of an Additional Advance.

(B)

Delivery of Documents.  Lender shall have received, a Note executed by the Borrower evidencing the Advance and a Warrant as calculated in Section 2.6(B).

(C)

Representations and Warranties.  The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of the date of the funding of the Additional Advance to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

(D)

No Default.  No event shall have occurred or is continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

(E)

Solvency.  On and as of the date of each Additional Advance, after giving effect to all Indebtedness incurred in connection with this Agreement, the sum of the assets, at a fair valuation, of the Borrower will exceed its debts.

(F)

Lender Approval.  Lender shall have agreed, in its sole discretion, to fund each Additional Advance.

SECTION 4 BORROWER’S REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to fund the Advances, the Borrower represents and warrants to Lender that the following statements are true, correct and complete in all material respects as of the date hereof and as of the date on which any Additional Advance is made.  Such representations and warranties, and all other representations and warranties made by the Borrower herein or in the other Loan Documents, shall survive the execution and delivery of this Agreement and the closing contemplated hereby:

4.1

Authority.  The Borrower is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware.  Borrower has the power and authority to own its properties and assets and to transact the business in which is it engaged and presently proposes to engage, and has obtained all necessary and material governmental authorizations, consents and licenses in connection therewith.  The Borrower has all requisite legal and corporate power and authority and has obtained all approvals and consents necessary to enter into the Loan Documents and to carry out and perform its obligations under the terms hereof and thereof.  The Borrower’s execution, delivery and performance of this Agreement and the additional Loan Documents will not violate, or conflict with or constitute a default under, the terms of the Borrower’s charter or Bylaws or any statute, regulation, ordinance, rule of law, agreement, contract, mortgage, indenture, bond, bill, note, judgment, order or decree of any court or arbitrator to which the Borrower is a party or other instrument or writing binding upon the Borrower or to which the Borrower is subject.

4.2

Due Authorization; Binding Obligation.  All corporate action on the part of the Borrower, its officers and directors necessary for the Borrower’s authorization, execution and delivery of, and the performance of all the Borrower’s obligations under, this Agreement and other Loan Documents has been taken.  The Borrower has duly executed and delivered this Agreement.  This Agreement constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The Notes and Warrants, when executed and delivered in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.3

Governmental Consents.  No consent, approval, order, or authorization of or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Borrower to enable the Borrower to execute, deliver and perform its obligations under this Agreement or the Notes.

4.4

Reports and Financial Statements.  The Borrower has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act of 1933 (the “Securities Act”) since January 1, 2006 (collectively, the “SEC Reports”), and has previously made available to the Lender true and complete copies of all such SEC Reports.  Such SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports (together with all other written information heretofor provided by the Borrower to the Lender in connection with this Agreement), as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of the Borrower included in the SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein), in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the periods then ended.  Except as disclosed in the SEC Reports there has been no change in any of the significant accounting policies or procedures of the Borrower since September 30, 2007.

4.5

Absence of Certain Changes or Events.  Except as set forth in the SEC Reports filed prior to the date of this Agreement, since September 30, 2007, there has not been any fact, event, circumstance or change affecting or relating to the Borrower which has had or could reasonably be expected to have a Material Adverse Effect.  The transactions contemplated by this Agreement will not require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Material Contract.

4.6

Litigation.  Except for litigation disclosed in the notes to the audited financial statements of the Borrower as of and for the period ended September 30, 2007, or in SEC Reports filed subsequent thereto but prior to the date of this Agreement, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or with respect to which the Borrower could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Borrower having, or which has had or could reasonably be expected to have, a Material Adverse Effect.

4.7

Compliance with Law.  Except as set forth in the SEC Reports filed prior to the date of this Agreement, Borrower has not violated any applicable laws, statutes, regulations or orders of any Governmental Authority and Borrower is in compliance with all applicable laws, statutes, regulations and order of all Governmental Authorities, other than where such violation or noncompliance, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports filed prior to the date of this Agreement, Borrower has not received any notice to the effect that, or otherwise been advised that or is aware that, Borrower is not in such compliance with any applicable laws, statues regulations or orders of any Governmental Authority, and the Borrower has no knowledge that any existing circumstances are reasonably likely to result in such violations of any applicable laws, statues regulations or orders of any Governmental Authority.

4.8

Absence of Undisclosed Liabilities; Ability to Pay Debts.

(a)

Except for liabilities or obligations which are accrued or reserved against in the Borrower’s consolidated financial statements (or reflected in the notes thereto) as of and for the period ended September 30, 2007 as included in the SEC Reports or which were incurred after September 30, 2007 in the ordinary course of business and consistent with past practice and otherwise permitted by this Agreement, Borrower does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Material Adverse Effect.

(b)

As of the date of this Agreement, the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and the Borrower believes that it has sufficient capital with which to conduct its businesses.  For purposes of this Section 4.08(b), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

4.9

No Default.  Borrower is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its Certificate of Incorporation, as amended, or Bylaws, or (b) (x) except as set forth in the SEC Reports filed prior to the date of this Agreement, any order, writ, decree, statute, rule or regulation of any Governmental Authority applicable to the Borrower or any of their respective properties or assets or (y) any agreement required to be filed as a “Material Contract” as an exhibit to the Borrower’s Annual Report on Form 10-KSB for the year ended December 31, 2006 or any periodic Exchange Act report required to be filed since then (each a, “Material Contract”), except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

4.10

Title to Properties.  The Borrower has good, sufficient and legal title, to all of its properties and assets, including the Collateral.  Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens.  To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower is lessee or lessor which could reasonably be expected to have a Material Adverse Effect.  Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Lender’s right to sell any Collateral.  Borrower shall provide written notice to Lender within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

4.11

Intellectual Property.  The Borrower owns, is licensed to use, or otherwise has the lawful right to use, all Intellectual Property, if any, used in or necessary for the conduct of its businesses as currently conducted, without conflict with any rights of others.

4.12

Brokers.  The Borrower does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement nor has or will have any liability for any brokerage or finders’ fees or agents, commission or any similar charges in connection with this Agreement.

4.13

Investment Company.  Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.14

Subsidiaries.  Except for EnviroSystems, Inc., Borrower has no subsidiaries.

4.15

Tax Returns and Payments.  Borrower has timely filed or caused to be timely filed with the appropriate taxing authority all Federal and other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Borrower.  The Returns accurately reflect in all material respects all liability for taxes of the Borrower for the periods covered thereby.  Borrower has paid all material taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower in accordance with GAAP.  There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower.

4.16

Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

SECTION 5 LENDER’S REPRESENTATIONS AND WARRANTIES

To induce Borrower to enter into this Agreement, the Lender represents and warrants to Borrower that the following statements are true, correct and complete in all material respects on and as of the Closing Date.

5.1

Authorization of Borrowing; No Conflict.  The Lender has the power and authority to enter into this Agreement and the other Loan Documents.  The execution, delivery and performance of the Loan Documents by the Lender will have been duly authorized by all necessary trust action.  The execution, delivery and performance of the Loan Documents by the Lender and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by the Lender, do not contravene and will not be in contravention of any applicable law, organizational documents of Lender or any agreement or order by which it or any of its property is bound.  This Agreement and the other Loan Documents, including the Note(s), when executed and delivered, are and will be, the legally valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws effecting the enforcement of creditors rights generally and subject to any equitable principles limiting the right to obtain specific performance of any such obligation.

5.2

Investment Purposes; Accredited Investor. The Lender (a) is acquiring the Notes, the Warrants and the Registrable Shares (collectively, the “Securities”) for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) understands and acknowledges that the Securities have not been registered under the Securities Act or any other securities laws, (c) is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, (d) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (e) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (f) has had the opportunity to ask questions and to receive answers from the Borrower, and to obtain information necessary to evaluate the merits and risks of this investment, and (g) understands, acknowledges and agrees that Securities have not been, and the Notes and the Warrants will not be, registered under (and that the Borrower has no present intention to register the Notes nor the Warrants under) the Act or applicable state securities laws, and may not be sold or otherwise transferred by the Lender to a United States person unless they have been registered under the Act and applicable U.S. state securities laws or are sold or transferred in a transaction exempt therefrom.

SECTION 6 COVENANTS

The Borrower covenants and agrees that until payment and performance in full of all Obligations hereunder unless Borrower has received the prior written consent of Lender, Borrower shall perform all covenants in this Section 6.

6.1

Indebtedness and Liabilities.  Borrower shall not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness senior to or pari passu with the Obligations except: (a) the Obligations; (b) Capital Leases and purchase money financing for Equipment entered into in the ordinary course of business (if the leases permit granting Lender a security interest); (c) trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that the Borrower has established adequate reserves therefor, if appropriate under GAAP, and (d) Permitted Indebtedness.

6.2

Transfers, Liens and Related Matters.

(A)

Transfers.  The Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or other assets, except that the Borrower may (i) sell Inventory and dispose of obsolete or excess Equipment in the ordinary course of business; and (ii) make other Asset Dispositions in the ordinary course of business.

(B)

Liens.  Except for Permitted Encumbrances, the Borrower shall not directly or indirectly create, incur or assume (or agree to create, incur or assume) or permit to exist any Lien on or with respect to any of the Collateral or other assets or any proceeds, income or profits therefrom.

(C)

No Pledge Restrictions.  The Borrower shall not enter into or assume any agreement (other than the Loan Documents and any document evidencing or governing Permitted Indebtedness) restricting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.3

Restricted Payments.  The Borrower shall not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except as expressly permitted in this Agreement or any other Loan Document.

6.4

Restriction on Fundamental Changes.  The Borrower shall not:  (a) undergo a Change of Control; or (b) except with thirty (30) days prior written notice to Lender, change its jurisdiction of incorporation, type of organization (as defined in the UCC) tax, charter or other organizational number, or its legal name; or (c) acquire by purchase or otherwise all or substantially all of the assets of, or stock or other evidence of beneficial ownership, of any Person or any business division of any Person without Lender’s prior written consent; or (d) merge into or consolidate with any other Person, except that any Subsidiary of Borrower may merge into or consolidate with Borrower or any other wholly-owned Subsidiary of Borrower; or (e) liquidate, wind up their affairs or undergo any dissolution; or (f) acquire the capital stock of any other Person for investment purposes.  Furthermore, the Borrower shall not take any action that could result in the sale of all or substantially all of the Borrower’s assets, or the sale, lease or other disposition of any of the Borrower’s assets (including the grant of any exclusive distribution rights or other exclusive rights to the Borrower’s Intellectual Property) outside the ordinary course of business.

6.5

Conduct of Business.  The Borrower shall not engage in any business other than businesses of the type engaged in by the Borrower on the Closing Date and any businesses reasonably related thereto without the prior consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed.

6.6

Charter Documents.  The Borrower shall not (by merger, consolidation or otherwise) amend or otherwise modify its certificate of incorporation or bylaws.

6.7

Redemption.  The Borrower shall not redeem, repurchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or options to purchase the Borrower’s capital stock other than (i) repurchases pursuant to the Repurchase Agreement and (ii) the repurchase of stock from employees, stockholders or other service providers pursuant to agreements to repurchase such stock at cost in connection with the termination of such employee, stockholder or other service provider providing services to the Borrower, and the contribution of stock by a stockholder pursuant to an agreement to contribute stock.

6.8

Equity Incentive Plan.  For a period of one (1) year following the Closing Date, the Borrower shall not increase the number of authorized shares of Common Stock or options available for issuance under Borrower’s equity incentive plan by more than 500,000 shares of Common Stock.

6.9

Dividends.  The Borrower shall not pay or declare payment of any dividend or other distribution on any shares of Capital Stock.

6.10

Proceeds.  The proceeds of the Loan shall be used in accordance with Section 2.3.

SECTION 7 DEFAULT, RIGHTS AND REMEDIES

7.1

Event of Default.  “Event of Default” means the occurrence or existence of any one or more of the following:

(A)

Payment.  Failure to make payment of any of the Obligations when due, and such failure shall not be remedied within ten (10) Business Days of the applicable due date; or

(B)

Involuntary Bankruptcy; Appointment of Receiver, etc.  (1) A court enters a decree or order for relief with respect to Borrower or any of its properties in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) Subject to Section 7.1(D), the continuance of any of the following events for sixty (60) days unless dismissed or discharged:  (a) an involuntary case is commenced against Borrower, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower for all or a substantial part of the property of any Borrower; or

(C)

Voluntary Bankruptcy; Appointment of Receiver, etc.  (1) An order for relief is entered with respect to Borrower or its properties or Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their property; or (2) Borrower makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower adopts any resolution or otherwise authorizes action to approve any of the foregoing actions; or

(D)

Dissolution.  Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or

(E)

Covenant Default.

(a) Borrower violates any covenant in Section 6; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Document, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after Borrower becomes aware of the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default.  Grace periods provided under this section shall not apply, among other things, to any covenants set forth in subsection (a) above; or

(F)

Judgments.  One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Twenty Five Thousand Dollars ($25,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof; or

(G)

Misrepresentations.  Borrower or any of Borrowers officers or directors makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

7.2

Acceleration.  Upon the occurrence of any Event of Default, all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

7.3

Remedies.  If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).

SECTION 8 MISCELLANEOUS

8.1

Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that neither party hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party and any prohibited assignment shall be void.

8.2

Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrower therefrom or any of the terms, conditions, or provisions thereof, shall be effective unless the same shall be in writing and signed by Lender and Borrower.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

8.3

Notices.  Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m.  Eastern standard time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S.  Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Borrower:	Anpath Group, Inc. 116 Morlake Drive, Suite 201 Mooresville, NC 28117 Attention: J. Lloyd Breedlove Facsimile: 704-658-3358

If to Lender:	ANPG Lending LLC c/o Romulus Holdings 2200 Fletcher Avenue Fort Lee, NJ 07024 Attention: Philip Mandelbaum Facsimile: 201-224-2762

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.3.

8.4

Survival of Warranties and Certain Agreements.

(A)

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Lender regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any breach of a representation or warranty, and shall continue in full force and effect as long as any Obligation shall remain outstanding.

(B)

This Agreement and the Loan Documents shall remain in full force and effect until such time as the Obligations have been indefeasibly paid and satisfied in full, at which time this Agreement shall be terminated.  Notwithstanding the foregoing, this Agreement and the Loan Documents shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise, all as though such payment had not been made.

8.5

Indulgence Not Waiver.  No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

8.6

Entire Agreements.  This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof (including, without limitation, the Commitment Letter) and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

8.7

Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

8.8

Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.9

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender.

8.10

APPLICABLE LAW.  THIS AGREEMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED SOLELY AND EXCLUSIVELY IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

8.11

CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SOLE AND EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE WARRANTS OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED SOLELY AND EXCLUSIVELY IN SUCH COURTS.  EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.  IF ANY PARTY HERETO PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PERSON, AT SUCH PERSON’S ADDRESS AS SET FORTH IN SECTION 8.3 HEREOF OR AS MOST RECENTLY NOTIFIED BY SUCH PERSON IN WRITING PURSUANT TO SECTION 8.3 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

8.12

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTES OR THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.13

Construction.  Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

8.14

Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by Facsimile shall be as effective as delivery of a manually executed counterpart thereof.

8.15

Confidentiality.  For the purposes of this Section 8.15, “Confidential Information” means all financial and other information delivered to Lender by or on behalf of Borrower in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature or that is clearly marked or labeled (or otherwise adequately identified) as being confidential information of Borrower, provided, that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Lender or any Person acting on its behalf, (c) otherwise becomes publicly known other than through disclosure by Borrower or any of the other Credit Parties, or (d) constitutes financial statements delivered hereunder that are otherwise publicly available.  Lender will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by Lender in good faith to protect confidential information of third parties delivered to it, provided, that Lender may deliver or disclose Confidential Information to:

(i)

its directors, officers, employees, agents, attorneys and affiliates, to the extent such disclosure reasonably relates to the administration of the Loan, and further provided that each such recipient of Confidential Information agrees in writing provided to the Borrower, to keep such information confidential;

(ii)

its financial advisors and other professional advisors who are advised to hold confidential the Confidential Information; or

(iii)

any other Person (including auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (A) to comply with any applicable law, rule, regulation or order, (B) in response to any subpoena, examination, or other legal process, (C) in connection with any litigation to which Lender is a party.

8.16

Time of Essence.  Time is of the essence for the performance of all Obligations set forth in this Agreement.

[This space intentionally left blank – signature page follows.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

LENDER:		ANPG Lending LLC

	By:	/s/ Karen Singer
	Name:	Karen Singer
Title:

BORROWER:		Anpath Group, Inc.

	By:	/s/ Stephen Hoelscher
	Name:	Stephen Hoelscher
	Title:	Chief Financial Officer